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                                                                   EXHIBIT 10.6

                         W. R. GRACE & CO. ("COMPANY")

                           NONSTATUTORY STOCK OPTION

         Under the W. R. Grace & Co. 1998 Stock Incentive Plan ("Plan")


                  Granted To:                     ALBERT J. COSTELLO
                  Date of Grant:                  April 1, 1998
                  Expiration Date:                March 31, 2008


         In accordance with the Plan (a copy of which is attached), you have been granted an Option to purchase 100,000 shares of Common Stock, as defined in the Plan ("Option"), upon the following terms and conditions:

         (1) The purchase price is $19.4688 per share.

         (2) Subject to the other provisions hereof and the Plan, this Option shall become exercisable in full on the earlier of (a) the date of your retirement under a retirement plan of the Company or a Subsidiary, or (b) April 2, 1999, except that it shall become exercisable in full upon the occurrence of any of the events specified in section 3(g)(iii) of the Employment Agreement dated May 1, 1995 between you and the Company, as such Agreement may be amended from time to time.

         Once exercisable, this Option may be exercised at any time, in whole or in part, until its expiration or termination.

         (3) This Option shall not be treated as an Incentive Stock Option (as such term is defined in the Plan.)

         (4) This Option may be exercised only by serving written notice on the Treasurer of the Company or his designee. The purchase price shall be paid in cash or, with the permission of the Company (which may be subject to certain conditions), in shares of Common Stock or in a combination of cash and such shares (see section 6(a) of the Plan).

         (5) Neither this Option nor any right thereunder nor any interest therein may be assigned or transferred by you, except by will or the laws of descent and distribution. This Option is exercisable during your lifetime only by you. If you cease to serve the Company or a Subsidiary (as defined in the Plan), this Option shall terminate as provided in section 6(d) of the Plan; provided, however, that in the event you should become incapacitated or die and neither you nor your legal representative(s) or other person(s) entitled to exercise this Option exercise this Option to the fullest extent


THIS DOCUMENT CONSTITUTES PART OF A
PROSPECTUS COVERING SECURITIES THAT
HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933.

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                                     - 2 -

possible on or before its termination, the Company shall pay you, your legal representative(s) or such other person(s), as the case may be, an amount of money equal to the Fair Market Value (as defined under the Plan) of any shares remaining subject to this Option on the last date it could have been exercised, less the aggregate purchase price of such shares.

         (6) If you are or become an employee of a Subsidiary, the Company's obligations hereunder shall be contingent on the Subsidiary's agreement that
(a) the Company may administer this Plan on its behalf and (b) upon the exercise of this Option, the Subsidiary will purchase from the Company the shares subject to the exercise at their Fair Market Value on the date of exercise, such shares to be then transferred by the Subsidiary to you upon your payment of the purchase price to the Subsidiary. Where appropriate, such approval and agreement of the Subsidiary shall be indicated by its signature below. The provisions of this paragraph and the obligations of the Subsidiary so undertaken may be waived by the Company, in whole or in part, at any time or from time to time.

         (7) The Plan is hereby incorporated by reference. Terms defined in the Plan shall have the same meaning herein. This Option is granted subject to the Plan and shall be construed in conformity with the Plan.


                                            W. R. GRACE & CO.



                                            By
                                              ---------------------------------
                                              W. L. Monroe
                                              Vice President, Human Resources


Approved and Agreed to:*

----------------------------------
        (Name of Subsidiary)

By
  --------------------------------
        (Authorized Officer)
                                            RECEIPT ACKNOWLEDGED:


                                            -----------------------------------

* This will be completed only if you are or become an employee of a Subsidiary.